BioTime ReportS SECOND Quarter 2019 Financial Results AND

PROVIDES BUSINESS UPDATE

●	Announced Rebranding and Name Change to Lineage Cell Therapeutics and Corporate Relocation
●	Awarded $2.5 Million Grant from the Israel Innovation Authority for Continued Development of OpRegen®
●	Conducted Sale of 2.25 Million Shares of OncoCyte Corporation
●	Initiated Dosing in Phase I/IIa Clinical Study of OpRegen for Treatment of Dry-AMD Utilizing Orbit Subretinal Delivery System

ALAMEDA, CA – August 8, 2019 - BioTime, Inc. (NYSE American and TASE: BTX), a clinical-stage biotechnology company developing novel cellular therapies for unmet medical needs, reported financial and operating results for the second quarter ended June 30, 2019. BioTime management will host a conference call and webcast today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time to discuss its second quarter 2019 financial results and to provide a business update.

“Over the past several quarters, BioTime has completed several transactions to simplify our corporate structure and highlight our cell therapy programs as our top priority. Acquiring Asterias, distributing AgeX, reducing our OncoCyte ownership, hiring a new management team, reducing overhead and headcount, and relocating clinical operations for our OpRegen program to the U.S. are all constructive components of a larger vision we have to become a premier cell therapy company,” stated Brian M. Culley, Chief Executive Officer of BioTime. “As a result, we are changing our name to reflect our mission and bring attention to our leadership position in the administration of differentiated human cells to treat serious medical conditions such as dry-AMD, spinal cord injuries, and cancer.”

Recent Highlights

●	Announced dosing of the first patient with the Orbit Subretinal Delivery System (Orbit SDS) and with the new Thaw-and-Inject formulation of OpRegen, its retinal pigment epithelium (RPE) transplant therapy, in the Company’s ongoing Phase I/IIa clinical study for the treatment of dry age-related macular degeneration (dry-AMD), a leading cause of adult blindness in the developed world.

●	Announced the planned launch of its new corporate brand and identity as well as a change in corporate name to Lineage Cell Therapeutics, Inc., reflecting its commitment to becoming an innovative, leading cell therapy company and highlighting its extensive cell therapy platform. In conjunction with the name change, the Company’s ticker symbol will change to “LCTX” on August 12, 2019. The Company also will be relocating its corporate headquarters to Carlsbad, California, effective August 12, 2019, a move which will provide proximity to world-leading academic centers, public and private cell therapy peers, and is expected to offer more centralized decision-making, cost-savings, and access to an extensive network of experienced staff.

●	Awarded a new research & development grant for 2019 of up to 9 million Israeli New Shekels (approximately $2.5 million) from the Israel Innovation Authority. The grant provides funding for the continued development of OpRegen and to date, the IIA has provided annual grants totaling approximately $16 million for the development of the OpRegen program.

●	Converted approximately 15% of our investment in OncoCyte Corporation into cash to support our operations with the sale of 2,250,000 shares of OncoCyte common stock for gross proceeds totaling $4,500,000. BioTime continues to own approximately 23.9% or 12.4 million shares of OncoCyte’s outstanding common stock. Based on the closing price of OncoCyte’s common stock on August 6, 2019, the value of our remaining OncoCyte shares is approximately $21.7 million.

●	The ongoing transfer of assets acquired in the Asterias merger to BioTime’s existing GMP manufacturing facility in Jerusalem in preparation for the hand off of Asterias’s Fremont facility to Novo Nordisk in the third quarter of 2019. These actions are expected to lead to significant cost savings via headcount and facility reductions, as well as support BioTime’s innovative and diversified clinical-stage pipeline.

Current Plans for 2019

●	Complete patient enrollment in the United States with the Orbit SDS in the ongoing Phase I/IIa clinical study of OpRegen for the treatment of dry-AMD.
●	Present new OpRegen data from the ongoing Phase I/IIa clinical study for the treatment of dry-AMD at the 2019 American Academy of Ophthalmology Annual Meeting in October (AAO 2019).
●	Continue to tech transfer and advance the OPC1 program by introducing improvements to the manufacturing process.
●	Strengthen existing partnerships with the National Institutes of Health, the Israel Innovation Authority, the California Institute for Regenerative Medicine and Cancer Research UK.
●	Announce decision on BioTime’s CE Mark application for Renevia, an investigational medical device being developed as an alternative for whole adipose tissue transfer procedures.
●	Evaluate the development of OPC1 as a candidate for the potential treatment of multiple sclerosis (MS) and ischemic stroke through ongoing research collaborations with major universities.
●	Launch new corporate brand, website and social media presence.

Balance Sheet Highlights

Cash, cash equivalents and marketable securities totaled $16.7 million as of June 30, 2019. BioTime sold 2,250,000 shares of OncoCyte’s common stock on July 2, 2019 for gross proceeds of $4.5 million. BioTime also sold 647,397 shares of Hadasit Bio-Holdings Ltd. common stock in July 2019 for gross proceeds of $1.2 million.

BioTime’s investment in OncoCyte was valued at $36.5 million as of June 30, 2019. As of August 6, 2019, BioTime’s remaining investment in OncoCyte was valued at $21.7 million, under the equity method of accounting, based on the closing stock price of OncoCyte as of such date.

BioTime’s promissory note due from Juvenescence Limited had an outstanding balance (principal plus accrued interest) of $22.9 million as of June 30, 2019. Unless earlier converted into Juvenescence ordinary shares, the promissory note is payable in cash, plus accrued interest at 7% per year, at maturity in August 2020. If Juvenescence completes an initial public offering (IPO) resulting in gross proceeds of not less than $50.0 million, the promissory note automatically converts into the Juvenescence securities issued in the IPO based on the per-share price to the public in the IPO, subject to an upward adjustment in the number of shares that would be issued to BioTime upon such conversion if the 20-day volume-weighted average trading price of one share of common stock of AgeX Therapeutics, Inc. (AgeX) before the IPO is priced above $3.00. If the promissory note is converted, the Juvenescence ordinary shares will be a marketable security that BioTime may use to supplement its liquidity, as needed and as market conditions allow.

In summary, as of June 30, 2019, the value of the Company’s cash, marketable securities, equity holdings in OncoCyte, and the balance of a promissory note due to it in August 2020 were in excess of $76.0 million.

Second Quarter Operating Results

Note regarding AgeX: On August 30, 2018, BioTime deconsolidated AgeX from its consolidated financial statements due to the sale by BioTime of 14,400,000 shares of AgeX common stock to Juvenescence and the related decrease of BioTime’s ownership position in AgeX from 80.4% to 40.2%. Accordingly, BioTime ceased recognizing revenue and expenses related to AgeX and its programs on such date.

Revenues: BioTime’s revenue is generated primarily from research grants, licensing fees and royalties. Total revenues for the three months ended June 30, 2019 were $0.8 million, a decrease of $1.8 million as compared to the same period in 2018. The decrease was primarily related to a $1.4 million decrease in grant revenues, and a $0.3 million decrease in subscriptions and advertisement revenues attributable to the deconsolidation of AgeX.

Operating Expenses: Operating expenses are comprised of research and development (R&D) expenses and general and administrative (G&A) expenses. Total operating expenses, as reported, for the three months ended June 30, 2019 were $11.5 million, a decrease of $0.1 million as compared to the same period in 2018. Total operating expenses, as adjusted, for the three months ended June 30, 2019, were $9.0 million, a decrease of $0.4 million as compared to the same period in 2018.

The reconciliation between operating expenses determined in accordance with accounting principles generally accepted in the United States (GAAP) and operating expenses, as adjusted, a non-GAAP measure, is provided in the financial tables included at the end of this press release.

R&D Expenses: R&D expenses for the three months ended June 30, 2019 were $5.2 million, a decrease of $1.1 million as compared to the same period in 2018. The decrease was primarily related to a $1.4 million decrease from the AgeX deconsolidation and the absence of AgeX R&D expenses incurred after August 30, 2018, offset by a net increase of $0.3 million in BioTime programs primarily related to: (1) an increase of $1.7 million in OPC1 and VAC2 expenses (these programs were acquired in the Asterias merger) offset by (2) decreases of $1.4 million in Renevia, HyStem and PureStem related expenses.

G&A Expenses: G&A expenses for the three months ended June 30, 2019 were $6.3 million, an increase of $1.0 million as compared to the same period in 2018. The increase was primarily attributable to a $1.9 million increase in severance, legal, accounting and other expenses related to the Asterias merger which was offset by a $1.1 million decrease in AgeX related G&A expenses.

Other Income/(Expenses), Net: Other income/(expenses), net for the three months ended June 30, 2019 reflected other expense, net of ($20.5) million, compared to other income, net of $4.5 million for the same period in 2018. The variance was primarily related to changes in the value of equity investments in OncoCyte and Asterias for the applicable periods.

Net income/(loss) attributable to BioTime: The net income/(loss) attributable to BioTime for the three months ended June 30, 2019 was a net loss of ($30.0) million, or ($0.20) per share (basic and diluted), compared to a net loss attributable to BioTime of ($4.2) million, or ($0.03) per share (basic and diluted), for the same period in 2018.

In line with previous estimates, BioTime expects to spend $14 million to $15 million in the second half of 2019. BioTime anticipates that cash spend in 2020 will range from $24 million to $28 million, a reduction from 2019 spending levels of $32 million to $34 million due to corporate simplification and cost savings initiatives implemented in 2019, and a significant reduction from 2018 spending levels of $43 million for BioTime and Asterias combined.

Conference Call and Webcast

BioTime will host a conference call and webcast today, at 1:30pm PT/4:30pm ET to discuss its second quarter 2019 financial results and to provide a business update. Interested parties may access the conference call by dialing (866) 888-8633 from the U.S. and Canada and (636) 812-6629 from elsewhere outside the U.S. and Canada and should request the “BioTime Inc. Call”. A live webcast of the conference call will be available online in the Investors section of BioTime’s website. A replay of the webcast will be available on BioTime’s website for 30 days and a telephone replay will be available through August 15th, 2019, by dialing (855) 859-2056 from the U.S. and Canada and (404) 537-3406 from elsewhere outside the U.S. and Canada and entering conference ID number 8783397.

About BioTime, Inc.

BioTime is a clinical-stage biotechnology company developing novel cellular therapies for unmet medical needs. BioTime’s programs are based on its proprietary cell-based therapy platform and associated development and manufacturing capabilities. With this platform, BioTime develops and manufactures specialized, terminally-differentiated human cells from its pluripotent and progenitor cell starting materials. These differentiated cells are developed either to replace or support cells that are dysfunctional or absent due to degenerative disease or traumatic injury or administered as a means of helping the body mount an effective immune response to cancer. BioTime’s clinical assets include (i) OpRegen®, a retinal pigment epithelium transplant therapy in Phase I/IIa development for the treatment of dry age-related macular degeneration, a leading cause of blindness in the developed world; (ii) OPC1, an oligodendrocyte progenitor cell therapy in Phase I/IIa development for the treatment of acute spinal cord injuries; and (iii) VAC2, an allogeneic cancer immunotherapy of antigen-presenting dendritic cells currently in Phase I development for the treatment of non-small cell lung cancer. For more information, please visit www.biotimeinc.com or follow the Company on Twitter @BioTimeBTX. BioTime announced that it is changing its name to Lineage Cell Therapeutics, effective August 12, 2019.

Forward-Looking Statements

BioTime cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions. Such statements include, but are not limited to, statements relating to BioTime’s cost-savings efforts, enrollment activities, data presentations, clinical study advancement, drug evaluation, rebranding and relocation activities, and anticipated spend for the second half of 2019 and full year 2020. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause BioTime’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including risks and uncertainties inherent in BioTime’s business and other risks in BioTime’s filings with the Securities and Exchange Commission (the SEC). BioTime’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Further information regarding these and other risks is included under the heading “Risk Factors” in BioTime’s periodic reports with the SEC, including BioTime’s Annual Report on Form 10-K filed with the SEC on March 14, 2019 and its other reports, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. BioTime undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

BioTime Inc. IR

Ioana C. Hone

(ir@biotimeinc.com)

(510) 871-4188

Solebury Trout IR

Gitanjali Jain Ogawa

(Gogawa@troutgroup.com)

(646) 378-2949

Tables to follow

BIOTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2019 (Unaudited)	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,210	$23,587
Marketable equity securities	8,477	7,154
Trade accounts and grants receivable, net	1,671	767
Receivables from affiliates, net	-	2,112
Prepaid expenses and other current assets	2,101	2,738
Total current assets	20,459	36,358

NONCURRENT ASSETS
Property and equipment, net	8,720	5,835
Deposits and other long-term assets	815	505
Promissory note from Juvenescence	22,860	22,104
Equity method investment in OncoCyte, at fair value	36,539	20,250
Equity method investment in Asterias, at fair value	-	13,483
Goodwill	12,977	-
Intangible assets, net	49,321	3,125
TOTAL ASSETS	$151,691	$101,660

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,859	$6,463
Financing lease and right of use lease liabilities, current portion	956	237
Promissory notes, current portion	-	70
Deferred grant revenue	44	42
Total current liabilities	7,859	6,812

LONG-TERM LIABILITIES
Deferred tax liability	7,334	-
Deferred revenues, net of current portion	200	-
Deferred rent liabilities, net of current portion	-	244
Right-of-use lease liability, net of current portion	3,825	1,854
Financing lease, net of current portion	93	104
Liability classified warrants, net of current portion, and other long-term liabilities	621	400
TOTAL LIABILITIES	19,932	9,414

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, authorized 2,000 shares; none issued and outstanding as of June 30, 2019 and December 31, 2018	-	-
Common shares, no par value, 250,000 shares authorized; 149,643 shares issued and outstanding as of June 30, 2019 and 127,136 shares issued and outstanding as of December 31, 2018	385,615	354,270
Accumulated other comprehensive income	207	1,426
Accumulated deficit	(252,435)	(261,856)
BioTime, Inc. shareholders’ equity	133,387	93,840
Noncontrolling interest (deficit)	(1,628)	(1,594)
Total shareholders’ equity	131,759	92,246
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$151,691	$101,660

BIOTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES:
Grant revenue	$529	$1,941	$1,278	$2,266
Royalties from product sales and license fees	140	91	226	227
Subscription and advertisement revenues	-	333	-	572
Sale of research products and services	110	182	203	182
Total revenues	779	2,547	1,707	3,247

Cost of sales	(107)	(106)	(175)	(215)

Gross profit	672	2,441	1,532	3,032

OPERATING EXPENSES:
Research and development	5,235	6,358	10,196	12,293
Acquired in-process research and development	-	-	-	800
General and administrative	6,258	5,227	14,918	11,163
Total operating expenses	11,493	11,585	25,114	24,256
Loss from operations	(10,821)	(9,144)	(23,582)	(21,224)
OTHER INCOME/(EXPENSES):
Interest income, net	437	52	879	105
Gain on sale of equity method investment in Ascendance	-	-	-	3,215
(Loss) gain on equity method investment in OncoCyte at fair value	(21,425)	6,603	16,288	(30,816)
(Loss) gain on equity method investment in Asterias at fair value	-	(2,175)	6,744	(19,573)
Unrealized (loss) gain on marketable equity securities	(607)	397	1,324	612
Unrealized gain on warrant liability	234	460	271	351
Other (expense) income, net	882	(839)	1,688	(1,014)
Total other (expense) income, net	(20,479)	4,498	27,194	(47,120)
(LOSS)/INCOME BEFORE INCOME TAXES	(31,300)	(4,646)	3,612	(68,344)

Deferred income tax benefit	1,248	-	5,632	-

NET (LOSS)/INCOME	(30,052)	(4,646)	9,244	(68,344)

Net loss attributable to noncontrolling interest	20	431	34	581

NET (LOSS)/INCOME ATTRIBUTABLE TO BIOTIME, INC.	$(30,032)	$(4,215)	$9,278	$(67,763)

NET (LOSS)/INCOME PER COMMON SHARE:
BASIC	$(0.20)	$(0.03)	$0.07	$(0.53)
DILUTED	$(0.20)	$(0.03)	$0.07	$(0.53)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC	149,582	126,873	141,270	126,871
DILUTED	149,582	126,873	141,270	126,871

Non-GAAP Financial Measures

This press release includes: (1) operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP); (2) operating expenses, by entity, prepared in accordance with GAAP; (3) operating expenses not prepared in accordance with GAAP (non-GAAP operating expenses); and (4) non-GAAP operating expenses, by entity. In particular, this press release includes both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based and other compensation, depreciation and amortization expense; Asterias transaction related costs and acquired in-process research and development expense incurred by AgeX Therapeutics, Inc. (AgeX), considered to be nonrecurring items, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, BioTime believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with its GAAP total operating expenses and GAAP operating expenses by entity, respectively, is helpful in understanding BioTime’s ongoing operating expenses and its programs within various entities, including BioTime’s programs in clinical development.

Management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage BioTime’s business and to evaluate its performance and its programs in clinical development.

BioTime, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure

Adjusted Operating Expenses

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019 (unaudited)	2018 (unaudited)	2019 (unaudited)	2018 (unaudited)
GAAP Operating Expenses - as reported (1)	$11,493	$11,585	$25,114	$24,256
Stock-based and other noncash compensation expense (2)	(762)	(1,268)	(2,202)	(2,587)
Depreciation and amortization expense (2)	(764)	(861)	(1,532)	(1,734)
Transaction related costs (3)	(935)	-	(4,405)	-
Acquired AgeX in-process research and development expense (4)	-	-	-	(800)
Non-GAAP Operating Expenses, as adjusted	$9,032	$9,456	$16,975	$19,135

GAAP Operating Expenses - by entity (1)
BioTime and subsidiaries other than AgeX Therapeutics, Inc.(5)	$11,493	$9,131	$25,114	$18,121
AgeX Therapeutics Inc. and subsidiaries (6)	-	2,454	-	6,135
GAAP Operating Expenses - by entity	$11,493	$11,585	$25,114	$24,256

Non-GAAP Operating Expenses - as adjusted, by entity
BioTime and subsidiaries other than AgeX Therapeutics, Inc.(5)	$9,032	$7,323	$16,975	$14,518
AgeX Therapeutics Inc. and subsidiaries (6)	-	2,133	-	4,617
Non-GAAP Operating Expenses - as adjusted, by entity	$9,032	$9,456	$16,975	$19,135

(1)	Beginning on August 30, 2018, BioTime deconsolidated AgeX’s results and therefore BioTime’s results will not include AgeX’s results for periods after August 30, 2018.
(2)	Noncash charges.
(3)	One-time transaction related expenses due to the Asterias acquisition.
(4)	AgeX acquired certain in-process research and development in March 2018, considered to be a nonrecurring item. See note (1).
(5)	BioTime includes Cell Cure Neurosciences Ltd, ES Cell International Pte. Ltd. and OrthoCyte Corporation.
(6)	AgeX includes LifeMap Sciences Inc., LifeMap Sciences Ltd., and ReCyte Therapeutics, Inc. (See note (1)).